UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

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HEPALIFE TECHNOLOGIES, INC.
(Name of Registrant As Specified in Charter)

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HepaLife Technologies, Inc.
60 State Street, Suite 700, Boston, MA 02109

October 21, 2008

To the Stockholders of HepaLife Technologies, Inc.:

On October 15, 2008, HepaLife Technologies, Inc., a Florida corporation (“HepaLife,” “the Company,” “we” or “us”) obtained the written consent of stockholders holding a majority of the outstanding shares of voting stock of the Company to the following actions (the “Actions”):

Electing each of each of Messrs. Jatinder S. Bhogal and Joseph Sierchio, two of the Company’s directors appointed by the Company’s Board of Directors, to continue to serve as such until the next annual meeting of the Company’s shareholders and until their respective successor shall have been duly elected and qualified.

The accompanying Information Statement is being provided to you for your information to comply with requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and constitutes the notice of corporate action without a meeting by less than unanimous consent of the Company’s stockholders required by the Florida Business Corporations Act .. You are urged to read the Information Statement carefully in its entirety. However, no action is required on your part in connection with the Actions since no meeting of the Company’s stockholders will be held or proxies or consents solicited from the Company’s stockholders in connection with these matters because the requisite approvals of the Actions have been secured by means of the written consent of the holders of a majority of the outstanding shares of voting stock of the Company.

Under the rules of the U.S. Securities and Exchange Commission (the “SEC”), the Actions cannot become effective until at least 20 days after the accompanying Information Statement has been distributed to the stockholders of the Company.

Very truly yours,
 HepaLife Technologies, Inc.

/s/ Frank Menzler
President & Chief Executive Officer and Director
October 21, 2008

HepaLife Technologies, Inc.
60 State Street, Suite 700, Boston, MA 02109

INFORMATION STATEMENT

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’
MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.

This is to inform you that a majority of the outstanding shares of voting stock of HepaLife Technologies, Inc., a Florida corporation (“HepaLife,” “the Company,” “we” or “us”), has consented in writing pursuant to the Florida Business Corporations Act to the approval of the Actions.

This Information Statement is being mailed on or about October 21, 2008 to the holders of record of the Company’s voting stock as of October 15, 2008.

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the Actions will become effective on the date 20 days following the mailing of this Information Statement to the stockholders of the Company.

The date of this Information Statement is October 21, 2008.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

CONSENTING STOCKHOLDERS CONSENT

Shareholders (the “Consenting Stockholders”) owning an aggregate of 48,196,884 shares of our Common Stock constituting 52% of the voting stock of the Company (the “Voting Stock”), executed and delivered to us the written consent effective October 15, 2008 (the “Consent Record Date”) in support of each of the Actions. The Consenting Stockholders voted all of their Voting Stock to approve the Actions.

The elimination of the need for a special or annual meeting of stockholders to ratify or approve the foregoing actions is authorized by the FBCA and the Company’s Bylaws, which provides that the written consent of stockholders holding at least the minimum number of votes that will have been necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted may substitute for such a special or annual meeting. The written consent of the Consenting Stockholders has allowed the Company to eliminate the costs and management time involved in holding an annual meeting as well as to effect or ratify the Actions as early as possible in order to accomplish the purposes of the Company as hereafter described. Each share of outstanding Voting Stock is entitled to one vote.

ACTION I
ELECTION OF DIRECTORS

Directors Election

Currently, our Board of Directors consists of the following five directors:

Name	Age	Position	Director/Officer Since

Frank Menzler	40	President, Chief Executive Officer Chairman and Director	October 2006
Jatinder Bhogal	41	Director	September 2008
Javier Jimenez	43	Director	March 2007
Roland Schomer	43	Director	June 2008
Joseph Sierchio	58	Director	September 2008

Messrs. Bhogal and Sierchio were originally appointed by the Board of Directors to fill newly created positions and vacancies; all of the other directors were elected at the annual meeting of shareholders held on October 15, 2008; on October 15, 2008 the Consenting Stockholders which as of the Consent Record Date held 52.0% of our outstanding Voting Stock, elected each of Messrs Bhogal and Sierchio to continue to serve as directors until the next annual meeting of stockholders and until his respective successor is duly elected and qualified. Each of the persons who have been elected to serve as a director for the ensuing year has consented to being named herein and has indicated his intention to serve.

Information Concerning Current Officers and Directors

The following narrative describes the positions held by the Company's current officers and directors.

Set forth below is certain information regarding each of our directors and officers, and the positions held by each, as at October 15, 2008.

FRANK MENZLER. Mr. Menzler earned a ‘Diplom-Ingenieur’ (Master’s of Science equivalent) in Mechanical and Biomedical Engineering from RWTH Aachen, Germany’s largest university of technology in 1996, and his Master’s degree in Business Administration (MBA) from Northwestern University’s, Kellogg School of Management in 2001. In 1998, Mr. Menzler co-founded Impella Cardiotechnik AG (Germany), helping to raise more than $30 million in grants and venture capital for one of the nation's first academically-sponsored research effort to receive private venture capital funding. In 2002, Mr. Menzler served as Marketing Manager for Europe, Middle East, Africa and Canada (EMEAC) at Guidant Corporation's, Cardiac Surgery Business Unit in Brussels, Belgium.  In 2004, Mr. Menzler joined Abiomed, Inc. as General Manager, Europe, and then in 2006 was named Director, International Distributors, and was responsible for sales, training and operations.  Prior to his appointment as our President, Chief Executive Officer, Director, Mr. Menzler was a member of our Scientific Advisory Board. He was appointed Chairman of HepaLife Technologies, Inc. on June 11, 2008.

JAVIER JIMENEZ. Mr. Jimenez received both Bachelor and Masters degrees in Aeronautical Engineering from Universidad Politecnica de Madrid, Spain in 1991, and his Master’s degree in Business Administration (MBA) from Boston University in 1996.  In 2000, Mr. Jimenez joined GE Healthcare, a division of General Electric Company.  During his tenure at GE Healthcare, Mr. Jimenez held several key finance and management positions, including eBusiness Finance Manager (Latin America), Finance Manager (Brazil), Finance Manager (Latin American Distributors), Manager, Financial Planning & Analysis, Manager, Global PET Operations and Director, Commercial Operations, in the United States and Latin America.  In 2004, Mr. Jimenez joined ABIOMED, Inc., the developer of the world’s first self-contained artificial heart, as Vice President, Operations. Mr. Jimenez served in numerous positions, most recently, as Vice President, General Manager Europe, where he was responsible for key facets of the company’s operations in Europe, Middle East, and Africa.  Mr. Jimenez joined the Board of Directors on March 14, 2007.

ROLAND SCHOMER. In 2001, Dr. Schomer joined Actelion Pharmaceuticals Deutschland GmbH, where he built the company's German affiliate as General Manager, Germany.  In 2003, Dr. Schomer served as Business Director, Europe, Middle East and Africa, for Actelion Pharmaceuticals Ltd. in Switzerland, where Dr. Schomer oversaw global brand development and its implementation for the company's metabolic disorder drug, Zavesca. In 2004, Dr. Roland Schomer joined Novartis Pharma AG in Basel, Switzerland, where he currently serves as Global Brand Director, Transplantation.  Dr. Schomer joined the Board of Directors on June 18, 2008.

JATINDER S. BHOGAL. Since December 1993, Mr. Bhogal has worked as a business consultant to emerging growth companies. For nearly 15 years, Mr. Bhogal has provided early business development guidance and consulting to companies developing healthcare services, medical devices, pharmaceuticals and vaccines, solar-photovoltaics, biofuels, and information technology solutions.

JOSEPH SIERCHIO.  Since 1975, Mr. Sierchio has practiced corporate and securities law in New York City, representing and offering counsel to domestic and foreign corporations, investors, entrepreneurs, and public and private companies in the United States, Canada, United Kingdom, Germany, Italy, Switzerland, Australia, and Hong Kong.  Mr. Sierchio is admitted in all New York state courts and federal courts in the Eastern, Northern, and Southern Districts of the State of New York as well as the federal Court of Appeals for the Second Circuit. Mr. Sierchio earned his Doctor of Law degree at Cornell University Law School in 1974, and a Bachelor of Arts degree, with Highest Distinction in Economics, from Rutgers College at Rutgers University, in 1971.Mr. Sierchio is also a member of Sierchio & Company, LLP, counsel to the Company.

There are no family relationships among or between any of our officers and directors.

During the past five years none of our directors, executive officers, promoters or control persons have been:

(a)        the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b)        convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c)        subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(d)        found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Director Independence

As of the date of this Information Statement, our securities are currently not listed on a national securities exchange or in an inter-dealer quotation system. As such, there is no requirement that a majority of the members of our Board of Directors be independent.

Code of Ethics

Effective September 30, 2008 our Board of Directors adopted an Amended and Restated Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our principal executive officer, principal financial officer and principal accounting officer. We are committed to the highest standards of ethical and professional conduct, and the code provides guidance in how to uphold these standards. The code consists of basic standards of business practice as well as professional and personal conduct.

Director Compensation

Each non employee director receives an initial stock option entitling him to purchase up to 50,000 shares of stock at a price per share equal to the closing price of our common stock, as reported on the Over the Counter Bulletin Board on the date of the option grant; the options vest at the rate of 20% per annum in arrears. In addition each non-employee director receives a quarterly cash payment, in arrears, of $2,500. Each director is entitled to reimbursement of out of pocket expenses incurred in connection with his services as a Director of the Company.

WHERE YOU CAN FIND MORE INFORMATION

Our Company files reports and other information with the SEC under the Securities Act of 1934, as amended, and this Information Statement should be read in conjunction with those previously filed reports. The SEC maintains an Internet World Wide Web site that provides access, without charge, to reports, proxy statements and other information about issuers, like HepaLife Technologies, Inc., which file electronically with the SEC. The address of that site is  http://www.sec.gov.

You may also obtain copies of these materials by mail from the Public Reference Section of the U.S. Securities and Exchange Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. These materials are also available from the SEC in person at any one of its public reference rooms. Please call the SEC at 1-800-SEC-0330 for further information on its public reference rooms. You may read and copy this information at the following location of the SEC:

Public Reference Room
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

Very truly yours,
HepaLife Technologies, Inc.

/s/ Frank Menzler
President & Chief Executive Officer
October 21, 2008